UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

UNITED AIRLINES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
United Airlines Holdings, Inc.	Common Stock, $0.01 par value	UAL	The Nasdaq Stock Market LLC
United Airlines Holdings, Inc.	Preferred Stock Purchase Rights	None	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting on May 19, 2026.

(b) The matters submitted to a vote at the Annual Meeting and the voting results of such matters are as follows:

Item 1 - Election of Directors. Holders of the Company’s common stock elected each of the 11 directors nominated by the Company’s Board of Directors to serve as directors of the Company, each for a term expiring at the annual meeting of stockholders in 2027 and until his or her successor has been elected and qualified or his or her earlier death, resignation or removal, based upon the votes set forth in the table below:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Rosalind Brewer	242,266,849	1,840,803	341,550	34,789,391
Michelle Freyre	239,934,050	4,168,916	346,236	34,789,391
Matthew Friend	242,317,553	1,763,163	368,486	34,789,391
Barney Harford	239,276,014	4,775,255	397,933	34,789,391
Michele J. Hooper	240,402,186	3,575,071	471,945	34,789,391
Walter Isaacson	237,664,489	6,420,147	364,566	34,789,391
J. Scott Kirby	242,054,988	2,093,592	300,622	34,789,391
Edward M. Philip	225,329,969	18,759,897	359,336	34,789,391
Edward L. Shapiro	241,640,350	2,416,452	392,400	34,789,391
Laysha Ward	238,502,908	5,411,590	534,704	34,789,391
James M. Whitehurst	238,467,485	5,605,274	376,443	34,789,391

The United Airlines Pilots Master Executive Council of the Air Line Pilots Association, International (the “ALPA”), the sole holder of the Company’s Class Pilot MEC Junior Preferred Stock, which provides the ALPA with the right to elect one member to the Company’s Board of Directors at each annual meeting of stockholders of the Company, elected Captain Brian Noyes at the Annual Meeting to serve as a director of the Company for a term expiring at the annual meeting of stockholders in 2027 and until his successor has been elected and qualified or his earlier death, resignation or removal.

The International Association of Machinists and Aerospace Workers (the “IAM”), the sole holder of the Company’s Class IAM Junior Preferred Stock, which provides the IAM with the right to elect one member to the Company’s Board of Directors at each annual meeting of stockholders of the Company, elected Richard Johnsen at the Annual Meeting to serve as a director of the Company for a term expiring at the annual meeting of stockholders in 2027 and until his successor has been elected and qualified or his earlier death, resignation or removal.

Item 2 - Ratification of Appointment of Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2026 based upon the votes set forth in the table below:

For	Against	Abstain
274,851,843	3,727,562	659,188

Item 3 - Advisory Vote to Approve Executive Compensation. The Company’s stockholders approved a nonbinding, advisory resolution approving the compensation of the Company’s named executive officers, as set forth in the Proxy Statement, based upon the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
229,976,500	13,999,639	473,063	34,789,391

Item 4 – Stockholder Proposal Regarding Shareholder Right to Act by Written Consent. The Company’s stockholders did not approve a stockholder proposal requesting the ability for shareholders to act by written consent, based upon the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
94,123,936	143,564,484	6,760,782	34,789,391

The above items are described in more detail in the Company’s Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AIRLINES HOLDINGS, INC.

By:	/s/ Robert S. Rivkin
Name:	Robert S. Rivkin
Title:	Senior Vice President & Chief Legal Officer

Date: May 22, 2026